As filed with the Securities and Exchange Commission on October 2, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
 JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	87-0617894
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

27-01 Queens Plaza North
Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)
JETBLUE AIRWAYS CORPORATION AMENDED AND RESTATED 2011 INCENTIVE COMPENSATION PLAN
JETBLUE AIRWAYS CORPORATION AMENDED AND RESTATED 2011 CREWMEMBER STOCK PURCHASE PLAN
(Full title of the plan(s))
 James G. Hnat
Executive Vice President, General Counsel and Corporate Secretary
27-01 Queens Plaza North, Long Island City, New York, 11101

(Name and address of agent for service)
 (718) 286-7900
(Telephone Number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fees
Common Stock, $0.01 par value	7,500,000	(3)	$25.22	$189,150,000	$19,047.41
Common Stock, $0.01 par value	15,000,000	(4)	$25.22	$378,300,000	$38,094.81

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of Common Stock which become issuable under the JetBlue Airways Amended and Restated Corporation 2011 Incentive Compensation Plan (the “2011 Incentive Plan”) and the JetBlue Airways Corporation Amended and Restated 2011 Crewmember Stock Purchase Plan (the “2011 Stock Purchase Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act and is based upon the average of the high and low selling prices per share of the Registrant’s Common Stock on September 29, 2015 ($25.57 and $24.86), as reported by the Nasdaq Global Select Market.

(3)	Represents shares issuable under the 2011 Incentive Plan.

(4)	Represents shares issuable under the 2011 Stock Purchase Plan.

  EXPLANATORY NOTE
          On April 14, 2011, the Board of Directors of JetBlue Airways Corporation (the “Registrant”) adopted, subject to stockholder approval, the 2011 Incentive Plan and the 2011 Stock Purchase Plan. On May 26, 2011, the 2011 Incentive Plan and the 2011 Stock Purchase Plan were approved by the stockholders at the Registrant’s annual meeting of stockholders. On June 16, 2011 the Registrant filed a registration statement on Form S-8 (File No. 333-174947) (the “Initial Registration Statement”) to register under the Securities Act the offer and sale of (i) 15,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Registrant issuable pursuant to the 2011 Incentive Plan and (ii) 8,000,000 shares of Common Stock of the Registrant issuable pursuant to the 2011 Stock Purchase Plan. On March 9, 2015, the Board of Directors of the Registrant adopted, subject to approval of the Registrant’s stockholders, and on May 21, 2015, the Registrant’s stockholders approved amendments to the the 2011 Incentive Plan and the 2011 Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the 2011 Incentive Plan and the 2011 Stock Purchase Plan by 7,500,000 and 15,000,000, respectively.
The purpose of this Registration Statement is for the Registrant to register an additional 7,500,000 shares of Common Stock issuable under the 2011 Incentive Plan and an additional 15,000,000 shares of Common Stock issuable under the 2011 Stock Purchase Plan.

In accordance with General Instruction E of Form S-8, the contents of the Initial Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information*
Item 2. Registrant Information and Employee Plan Annual Information*
*As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and will include the address and telephone number to which the request is to be directed.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on February 12, 2015 and the portions of the Registrant’s Proxy Statement on Schedule 14A filed on April 9, 2015 incorporated by reference into such Annual Report;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and June 30, 2015, filed with the Commission on April 30, 2015 and July 31, 2015, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 30, 2015 and May 28, 2015; and

(d)
The description of the Registrant’s Common Stock contained in Item 1 of the Registrant’s Registration Statement No. 000-49728 on Form 8-A filed with the Commission on April 10, 2002, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all of the Registrant’s reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits
The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Long Island City, State of New York on this 2nd day of October 2015.

JETBLUE AIRWAYS CORPORATION
By:	/s/ Alexander Chatkewitz
Alexander Chatkewitz
Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned officer and director of JetBlue Airways Corporation, a Delaware corporation, do hereby constitute and appoint James G. Hnat, Executive Vice President, General Counsel and Corporate Secretary, and Eileen McCarthy, Vice President, Associate General Counsel, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this registration statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including pre-effective amendments and post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robin Hayes Robin Hayes	President, Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2015

/s/ Mark D. Powers Mark D. Powers	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 30, 2015

/s/ Alexander Chatkewitz Alexander Chatkewitz	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 30, 2015

/s/ Jens Bischof	Director	September 17, 2015
Jens Bischof

/s/ Peter Boneparth	Director	September 30, 2015
Peter Boneparth

/s/ David Checketts	Director	September 30, 2015
David Checketts

/s/ Virginia Gambale	Director	September 30, 2015
Virginia Gambale

/s/ Stephan Gemkow Stephan Gemkow	Director	September 30, 2015

/s/ Ellen Jewett Ellen Jewett	Director	September 17, 2015

/s/ Stanley McChrystal Stanley McChrystal	Director	September 30, 2015

/s/ Joel Peterson Joel Peterson	Director	September 30, 2015

/s/ Frank Sica Frank Sica	Director	September 30, 2015

/s/ Thomas Winkelmann	Director	September 17, 2015
Thomas Winkelmann

EXHIBIT INDEX

Exhibit
Number	Exhibit

5.1	Opinion of White & Case LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of White & Case LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature pages of this Registration Statement)

99.1
Amended and Restated JetBlue Airways Corporation 2011 Incentive Compensation Plan, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on July 31, 2015

99.2
Amended and Restated JetBlue Airways Corporation 2011 Crewmember Stock Purchase Plan, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on July 31, 2015